Exhibit 99.1

CACI Announces Intention to Offer $270 Million

Convertible Senior Subordinated Notes

Arlington, VA, May 9, 2007—CACI International Inc (NYSE:CAI) today announced its intention to initiate a private offering, subject to market and other conditions, of $270 million principal amount of convertible senior subordinated notes due 2014. The notes will be offered and sold to qualified institutional buyers (QIBs) pursuant to Rule 144A under the Securities Act of 1933 by the financial institutions that are the initial purchasers of the notes. CACI also intends to grant the initial purchasers an option to purchase up to an additional $30 million in aggregate principal amount of notes. Proceeds are expected to be used for general corporate purposes, including possible acquisitions, to repurchase shares of CACI common stock in the marketplace, and to engage in the hedge transactions described below.

The notes are expected to provide for net share settlement and to be convertible under certain circumstances into cash equal to the lesser of the aggregate principal amount or the conversion value of the notes to be converted, plus shares of CACI common stock in respect of the remainder, if any, of CACI’s conversion obligation.

In connection with the offering of the notes, CACI expects to enter into convertible note hedge transactions with one or more of the initial purchasers or their affiliates (“hedge counterparties”) and intends to use a portion of the net proceeds of the offering to pay for the cost of the convertible note hedge transactions, which are expected to reduce the potential dilution to CACI common stock upon conversion of the notes. CACI also expects to enter into separate warrant transactions with the hedge counterparties, which would result in additional proceeds to CACI and partially offset the cost of the convertible note hedge transactions. If the initial purchasers of the notes were to exercise their over-allotment options, CACI would expect to enter into additional convertible note hedge and warrant transactions.

In connection with the convertible note hedge transactions and the separate warrant transactions, the hedge counterparties have advised CACI that they or their affiliates expect to enter into various derivative transactions with respect to CACI common stock concurrently with or shortly after the pricing of the notes and may enter into, or may unwind, various derivatives and/or purchase or sell CACI common stock in secondary market transactions following the pricing of the notes. These activities could have the effect of increasing, or preventing a decline in, the price of CACI common stock concurrently with or following the pricing of the notes. If the hedge counterparties or their affiliates were to unwind various derivatives and/or purchase or sell CACI common stock in secondary market transactions prior to the maturity of the notes, such activity could adversely affect the price of CACI common stock or the settlement amount payable upon conversion of the notes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

The notes to be offered have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

* * * * * * *

There are statements made herein which do not address historical facts and, therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from terrorist activities or war; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects in the event of a priority need for funds, such as homeland security, the war on terrorism or rebuilding Iraq; government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, and (iii) competition for task orders under Government Wide Acquisition Contracts (“GWACs”) and/or schedule contracts with the General Services Administration; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company’s Securities and Exchange Commission filings.

# # #

For investor information contact: David Dragics Senior Vice President, Investor Relations (703) 841-7835 ddragics@caci.com	For other information contact: Jody Brown Executive Vice President, Public Relations (703) 841-7801 jbrown@caci.com